Exhibit 99.2

Carvana Announces Industry-Leading Second Quarter 2024 Results

Delivers Net Income of $48M and Net Income Margin of 1.4%
Drives industry-leading 33% YoY Retail Unit growth and industry-leading profitability among public automotive retailers with record 10.4% Adjusted EBITDA Margin
Carvana expects a sequential increase in retail units in Q3
and FY 2024 Adjusted EBITDA of $1.0 - 1.2 Billion1

PHOENIX – July 31, 2024 – Carvana Co. (NYSE: CVNA), the leading e-commerce platform for buying and selling used cars, today announced financial results for the quarter ended June 30, 2024. Carvana’s complete second quarter 2024 financial results and management commentary are available in the company’s shareholder letter on the quarterly results page of its Investor Relations website.
"Carvana’s second quarter results clearly demonstrate the differentiated strength of our customer offering and business model. We not only led the industry in retail unit growth, which accelerated from Q1, but also delivered 1.4% Net Income margin and a new record 10.4% Adjusted EBITDA margin, which sets an all-time high water mark for public automotive retailers,” said Ernie Garcia, Carvana Founder and Chief Executive Officer. “We couldn’t be prouder of our team and remain just as ambitious looking forward as we tackle the many opportunities to make our business and customer offering even better as we drive toward buying and selling millions of cars per year."
Q2 2024 Highlights
In Q2 2024, Carvana sold 101,440 retail units (+33% YoY) for total revenue of $3.41 billion (+15% YoY) while reaching new profitability milestones, including:
•Net Income of $48 million2 and Net Income margin of 1.4%
•Record Adjusted EBITDA of $355 million
•Record Adjusted EBITDA margin of 10.4%, a new best for public automotive retailers
•Record GAAP Operating Income of $259 million

Outlook
Looking forward, Carvana expects the following as long as the environment remains stable:
•A sequential increase in retail units in Q3 compared to Q2, and
•Adjusted EBITDA of $1.0 to $1.2 billion for the full year 2024, an increase from $339 million last year.1

1 In order to clearly demonstrate our progress and highlight the most meaningful drivers within our business, we continue to use forecasted Non-GAAP financial measures, including forecasted Adjusted EBITDA. We have not provided a quantitative reconciliation of forecasted GAAP measures to forecasted Non-GAAP measures within this communication because we are unable, without making unreasonable efforts, to calculate one-time or restructuring expenses. These items could materially affect the computation of forward-looking Net Income (loss).
2 Net income included a negative ~$22 million impact from the decline in the fair value of our warrants to acquire Root common stock.

Conference Call Details
Carvana will host a conference call today, July 31, 2024, at 5:30 p.m. ET (2:30 p.m. PT) to discuss financial results. To participate in the live call, analysts and investors should dial (833) 255-2830 or (412) 902-6715. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.carvana.com. Following the webcast, an archived version will also be available on the Investor Relations section of the company’s website. A telephonic replay of the conference call will be available until Wednesday, August 7, 2024, by dialing (877) 344-7529 or (412) 317-0088 and entering passcode 5009147#.
Forward Looking Statements
This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, strategy, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning.
Forward-looking statements include all statements that are not historical facts, including expectations regarding our operational and efficiency initiatives and gains, our strategy, expected gross profit per unit, forecasted results, including forecasted Adjusted EBITDA, potential infrastructure capacity utilization, efficiency gains and opportunities to improve our results, including opportunities to increase our margins and reduce our expenses, potential normalization of inventory, potential benefits from new technology, and our long-term financial goals and growth opportunities. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to: our ability to utilize our available infrastructure capacity and realize the expected benefits therefrom, including increased margins and lower expenses; our ability to scale up our business; the larger automotive ecosystem, including consumer demand, global supply chain challenges, and other macroeconomic issues; our ability to raise additional capital and our substantial indebtedness; our history of losses and ability to maintain profitability in the future; our ability to effectively manage our historical rapid growth; our ability to maintain customer service quality and reputational integrity and enhance our brand; the seasonal and other fluctuations in our quarterly operating results; our relationship with DriveTime and its affiliates; the highly competitive industry in which we participate, which among other consequences, could impact our long-term growth opportunities; the changes in prices of new and used vehicles; our ability to normalize our inventory or acquire desirable inventory; our ability to sell our inventory expeditiously; and the other risks identified under the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Use of Non-GAAP Financial Measures
To supplement the consolidated financial measures, which are prepared and presented in accordance with GAAP, we also refer to the following non-GAAP measures in this press release: Adjusted EBITDA; and Adjusted EBITDA Margin.
Adjusted EBITDA is defined as net income (loss) plus income tax provision, interest expense, other expense (income), net, loss on debt extinguishment, other operating expense, net, depreciation and amortization expense in cost of sales and SG&A expenses, share-based compensation expense in SG&A expenses and restructuring expense in cost of sales and SG&A expenses, minus revenue related to our Root Warrants. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of total revenues.
We believe that these metrics are useful measures to us and to our investors because they exclude certain financial, capital structure, and non-cash items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations, in part because they may vary widely across time and within our industry independent of the performance of our core operations. We believe that excluding these items enables us to more effectively evaluate our performance period-over-period and relative to our competitors.

	For the Three Months Ended
(dollars in millions, except per unit amounts)	Jun 30, 2024	Jun 30, 2023
Net income (loss)	$48	$(105)
Income tax provision	1	—
Interest expense	173	155
Other expense (income), net	35	(8)
Loss on debt extinguishment	2	—
Operating income (loss)	$259	$42
Other operating expense, net	1	5
Depreciation and amortization expense in cost of sales	35	44
Depreciation and amortization expense in SG&A expenses	41	46
Share-based compensation expense in SG&A expenses	24	20
Root warrant revenue	(5)	(5)
Restructuring expense	—	3
Adjusted EBITDA	$355	$155

Total revenues	$3,410	$2,968
Net income (loss) margin	1.4%	(3.5)%
Adjusted EBITDA margin	10.4%	5.2%

About Carvana (NYSE: CVNA)
Carvana’s mission is to change the way people buy and sell cars. Over the past decade, Carvana has revolutionized automotive retail and delighted millions of customers with an offering that is fun, fast, and fair. With Carvana, customers can choose from tens of thousands of vehicles, get financing, trade-in, and complete a purchase entirely online with the convenience of home delivery or local pick up in over 300 U.S. markets. Carvana’s vertically integrated platform is powered by its passionate team, unique national infrastructure, and purpose-built technology. Carvana is a Fortune 500 company and is proud to be recognized by Forbes as one of America’s Best Employers.
For more information, please visit www.carvana.com.

Investors:
Carvana
Mike McKeever
investors@carvana.com

or

Media:
Carvana
press@carvana.com

Source: Carvana